Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2005, except Note 15 as to which the date is October 31, 2005, in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1 No. 333-124971) and related Prospectus of Cbeyond Communications, Inc. and Subsidiaries for the registration of its common stock.

Atlanta, Georgia	/s/ Ernst & Young LLP
October 31, 2005